SOUTHWESTERN ELECTRIC POWER COMPANY      Exhibit 8
                           P.O. BOX 21106, SHREVEPORT, LA  71156    Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

MAY 1995  REVISED


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    362       PSO   247

B.  AMOUNT OF EXPENDITURES:                       SHARED     SWEPCO      PSO

    COSTS ASSIGNED 100% TO SWEPCO:

1860.4001  Direct Material to SWEPCO Coal Cars             $332,541.08
1860.4018  Stores Salvage - SWEPCO                         ($94,914.21)
1860.4101  Direct Labor to SWEPCO Coal Cars                 $25,196.79
1860.4104  Direct Labor to Rework SWEPCO Material            $9,137.38
1860.4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
1860.4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
1860.4213  Employee Fringe Benefits - Direct Labor -
             SWEPCO                                          $7,182.56
1860.4230  Payroll Taxes (FICA & UC) - Direct Labor -
             SWEPCO                                          $2,472.76
1860.4238  Depreciation Expense - SWEPCO                    $10,604.00
1860.4263  Lease - Supplemental Expenses - SWEPCO                $0.00
1860.4270  Outside Maintenance of SWEPCO Coal Cars          $19,243.41
1860.4272  Switching Fees - SWEPCO                           $7,221.02
1860.4277  Repainting Coal Cars - SWEPCO                         $0.00

                 Total 100% SWEPCO Costs                   $328,881.79


    COSTS ASSIGNED 100% TO PSO:

1860.4002  Direct Material to PSO Coal Cars                         $115,813.98
1860.4015  Inventory Carrying Charges - PSO                           $2,624.25
1860.4019  Stores Salvage - PSO                                     ($25,068.21)
1860.4102  Direct Labor to PSO Coal Cars                             $11,387.61
1860.4103  Direct Labor to Rework PSO Material                        $2,523.32
1860.4205  Ad Valorem Taxes - Facility - Direct - PSO                   $103.00
1860.4214  Employee Fringe Benefits - Direct Labor - PSO              $2,910.15
1860.4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO               $943.48
1860.4239  Depreciation Expense - PSO                                     $0.00
1860.4271  Outside Maintenance of PSO Coal Cars                       $7,661.94
1860.4273  Switching Fees - PSO                                       $1,365.36
1860.4278  Repainting Coal Cars - PSO                                     $0.00

                Total 100% PSO Costs                                $120,264.88

                                                                     Exhibit 8
                                                                    Page 2 of 3


    COSTS TO BE SHARED (Ratio of Direct Labor):   SHARED     SWEPCO      PSO


1860.4010  Shop Material                        $3,685.10
1860.4011  Small Tools                            $136.82
1860.4012  Facility Maintenance - Material        $718.39
1860.4013  Sale of Scrap (Cr.)                 ($2,615.22)
1860.4016  Switch Engine Operation and
             Maintenan                         $42,660.15
1860.4017  Equipment Operation and Maintenance  $5,381.36
1860.4020  Stores Salvage - Joint                   $0.00
1860.4110  Supervision                         $10,317.48
1860.4111  Clerical                             $3,227.99
1860.4112  Training and Safety                  $3,953.09
1860.4113  General Shop Labor                  $13,423.42
1860.4114  Facility Maintenance - Labor         $9,552.11
1860.4116  Switch Engine Operation and
             Maintenance                       $10,899.79
1860.4201  Ad Valorem Taxes - Facility          $3,289.00
1860.4203  Taxes - Other                        $1,234.00
1860.4206  Data Processing Charges                $574.40
1860.4207  General Office Overhead              $1,744.91
1860.4210  Employee Activities                      $0.00
1860.4211  Employee Expenses                      $433.00
1860.4212  Employee Fringe Benefits            $11,741.48
1860.4215  Employee Sick Benefits                   $0.00
1860.4220  Injuries and Damages                     $0.00
1860.4221  Insurance - Liability and Property     $288.31
1860.4225  Maintenance of Facilities
             (Contracted)                       $1,072.50
1860.4226  Office Supplies and Expenses           $328.38
1860.4232  Payroll Taxes (FICA & UC) - Other    $3,684.85
1860.4233  Special Services                         $0.00
1860.4234  Utilities - Heat, Light, Power and
             Water                             $22,257.72
1860.4235  Utilities - Telephone                  $460.31
1860.4236  Vehicle Expense                        $362.39
1860.4237  Depreciation Expense                     $0.00
1860.4250  Miscellaneous                            $0.00
1860.4262  Lease - Basic - All Except Coal
             Cars                              $32,962.01
1860.4264  Lease - Supplemental Expenses -
             Facility                               $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 71.17%  PSO    28.83    %     $181,773.74
                                                           $129,368.37
                                                                     $52,405.37


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)                  $3,135.63


                     TOTAL COSTS FOR THE MONTH             $458,250.16
                                                                    $175,805.88

                                                                     Exhibit 8
                                                                    Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $34,334.17   71.17 %   SWEPCO

102, 103 Direct Labor PSO    $13,910.93   28.83 %   PSO

         Total Direct Labor  $48,245.10  100.00 %